Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports First Quarter 2023 Results

Continued Momentum with New Records Set

JERSEY CITY, NJ, Wednesday, April 26, 2023 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the first quarter of 2023.

First Quarter 2023 Highlights

•	Net sales of $172.3 million, up 26.1% from Q1-22
•	Gross profit margin of 31.1%, up from 25.0% in Q1-22
•	Net earnings of $14.6 million versus $5.1 million in Q1-22
•	Adjusted EBITDA of $28.1 million (16.3% of sales), up from $11.6 million (8.5% of sales) in Q1-22

Product Group Highlights

	Sales (dollars in thousands)			Gross Margin
	Q1-23	Q1-22	% Change	Q1-23	Q1-22	Basis Point Change
Power Solutions and Protection	$83,181	$58,790	41.5%	35.7%	27.1%	860
Magnetic Solutions	35,767	34,215	4.5%	22.8%	20.1%	270
Connectivity Solutions	53,396	43,713	22.2%	34.1%	26.5%	760
Total	$172,344	$136,718	26.1%	31.1%	25.0%	610

"We are very pleased with the continuation of our exceptional results this quarter. This marks the eleventh consecutive quarter of year-over-year sales improvement, and the sixth consecutive quarter of year-over-year gross margin expansion. Our Connectivity and Power groups each posted record sales in Q1-23 and achieved significant gross margin improvements from Q1-22," said Daniel Bernstein, President and CEO.

"The team worked hard in early 2022 ramping up headcount and production capabilities at our North American factories to meet expected demand from commercial aerospace and defense customers. During the first quarter of 2023, robust volume growth, more favorable pricing, and stronger cost management enabled our Connectivity group to expand its gross margin by 760 basis points over Q1-22. Commercial aerospace sales grew by 135% over Q1-22 to $14.6 million, the highest revenue quarter for this end market in Bel’s history. We believe we are now well positioned to both support and financially benefit from the increased demand from new aircraft builds and aftermarket needs. Our military end market was also strong in Q1 with sales of $10.4 million, a 14% increase from Q1-22. As mentioned late last year, military bookings have picked up in recent quarters and we expect this to translate into higher military sales throughout 2023.

"Our Power group had its highest sales quarter on record at $83.2 million. We are starting to see increased availability for certain critical components which has reduced delays and enabled our factories to ship more product on schedule. EMobility power product sales grew to $6.7 million in Q1-23 with incremental growth expected over the next year. Expedite fee revenue within this group continued in Q1-23 and amounted to $7.8 million during the quarter, as compared to $3.1 million in Q1-22.

"Our Magnetics segment delivered year-over-year sales growth and margin improvement, despite the challenges associated with increasing channel inventory levels. The team’s focus is on cost containment and new product development, with the overlying goal of supporting Bel’s growth strategy.  The Magnetics segment will benefit from the previously-announced facility consolidation initiative in China, which remains on schedule for completion later this year. We expect to launch 1,000 new magnetic products in 2023, expanding our Signal and ICM product lines, to ensure continued alignment with our customers’ product development roadmaps.

"Bel's consolidated gross margin percentage remained steady from the Q4 level, which is a first for us, given the usual seasonal impacts of the Chinese New Year holiday in Q1. This is a testament to the diversity of our businesses and stronger contribution from our North American and European businesses," concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added "As we look at Q2-23, we are expecting another solid quarter with sales in the range of $162-$170 million. This estimate is based on information available as of today, and excludes any expedite fee revenue that may be recorded in the second quarter. We are cautiously optimistic and are encouraged by what we are seeing for the rest of the year.

"Overall, we are pleased with our recent accomplishments that are the result of executing on our strategy. As we progress into 2023 with a number of strategic initiatives underway and a materially improved margin profile, our focus will continue to be on exploring various growth strategies. We will be holding our second annual executive offsite in the coming months as we chart the next chapter in Bel’s journey," concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude restructuring charges and certain litigation costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, April 27, 2023 to discuss these results.  To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13737701 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries.  Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the second quarter of 2023, our statements regarding our expectations for 2023, and our statements regarding future events, performance, plans, intentions, beliefs, and expectations, including statements regarding matters such as trends in sales, demand, bookings, growth, and costs, and statements regarding Company strategies, goals and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022

Net sales	$172,344	$136,718
Cost of sales	118,680	102,594
Gross profit	53,664	34,124
As a % of net sales	31.1%	25.0%

Research and development costs	5,223	5,009
Selling, general and administrative expenses	25,296	21,026
As a % of net sales	14.7%	15.4%
Restructuring charges	3,507	-

Income from operations	19,638	8,089
As a % of net sales	11.4%	5.9%

Interest expense	(983)	(688)
Other income/expense, net	81	(773)
Earnings before income taxes	18,736	6,628

Provision for income taxes	4,164	1,564
Effective tax rate	22.2%	23.6%
Net earnings	$14,572	$5,064
As a % of net sales	8.5%	3.7%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,145
Class B common shares - basic and diluted	10,639	10,374

Net earnings per common share:
Class A common shares - basic and diluted	$1.09	$0.38
Class B common shares - basic and diluted	$1.15	$0.41

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$77,840	$70,266
Accounts receivable, net	108,965	107,274
Inventories	165,814	172,465
Other current assets	29,982	31,403
Total current assets	382,601	381,408
Property, plant and equipment, net	38,498	36,833
Right-of-use assets	20,322	21,551
Related-party note receivable	1,958	-
Equity method investment	9,975	-
Goodwill and other intangible assets, net	78,563	79,210
Other assets	42,609	41,464
Total assets	$574,526	$560,466

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$60,237	$64,589
Operating lease liability, current	5,239	5,870
Other current liabilities	64,381	65,845
Total current liabilities	129,857	136,304
Long-term debt	100,000	95,000
Operating lease liability, long-term	15,072	15,742
Other liabilities	51,534	51,074
Total liabilities	296,463	298,120
Stockholders' equity	278,063	262,346
Total liabilities and stockholders' equity	$574,526	$560,466

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022

Cash flows from operating activities:
Net earnings	$14,572	$5,064
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	3,236	4,301
Stock-based compensation	902	576
Amortization of deferred financing costs	33	34
Deferred income taxes	(1,137)	(451)
Net unrealized gains on foreign currency revaluation	199	(289)
Other, net	465	131
Changes in operating assets and liabilities:
Accounts receivable, net	(1,316)	(6,694)
Unbilled receivables	3,175	7,719
Inventories	7,652	(16,344)
Accounts payable	(4,831)	(1,194)
Accrued expenses	(6,417)	(3,564)
Accrued restructuring costs	2,590	-
Income taxes payable	3,931	473
Other operating assets/liabilities, net	(6,219)	2,490
Net cash provided by (used in) operating activities	16,835	(7,748)

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,761)	(2,040)
Payment for noncontrolling investment	(9,975)	-
Proceeds from sale of property, plant and equipment	25	87
Net cash used in investing activities	(13,711)	(1,953)

Cash flows from financing activities:
Dividends paid to common stockholders	(829)	(823)
Borrowings under revolving credit line	5,000	-
Net cash provided by (used in) financing activities	4,171	(823)

Effect of exchange rate changes on cash and cash equivalents	279	3

Net increase (decrease) in cash and cash equivalents	7,574	(10,521)
Cash and cash equivalents - beginning of period	70,266	61,756
Cash and cash equivalents - end of period	$77,840	$51,235

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$976	$1,152
Interest payments	$1,415	$461
ROU assets obtained in exchange for lease obligations	$380	$3,340

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022

GAAP Net earnings	$14,572	$5,064
Interest expense	983	688
Provision for income taxes	4,164	1,564
Depreciation and amortization	3,236	4,301
EBITDA	$22,955	$11,617
% of net sales	13.3%	8.5%

Unusual or special items:
Restructuring charges	3,507	-
MPS litigation costs	1,611	-

Adjusted EBITDA	$28,073	$11,617
% of net sales	16.3%	8.5%

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended March 31, 2023					Three Months Ended March 31, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$18,736	$4,164	$14,572	$1.09	$1.15	$6,628	$1,564	$5,064	$0.38	$0.41
Restructuring charges	3,507	483	3,024	0.23	0.24	-	-	-	-	-
MPS litigation costs	1,611	371	1,240	0.09	0.10	-	-	-	-	-
Non-GAAP measures	$23,854	$5,018	$18,836	$1.41	$1.49	$6,628	$1,564	$5,064	$0.38	$0.41

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.